Exhibit 3.4

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

               TELCOM SEMICONDUCTOR, INC., A DELAWARE CORPORATION,

                                  WITH AND INTO

                        MICROCHIP TECHNOLOGY INCORPORATED

                             A DELAWARE CORPORATION

      (PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF DELAWARE)

     Microchip Technology Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "CORPORATION") does hereby certify as follows:

     1. That the Corporation is organized and existing under the General Corporation Law of the State of Delaware.

     2. That the Corporation owns all the capital stock of TelCom Semiconductor, Inc., a Delaware corporation ("TELCOM"); and

     3. That the Corporation determined to merge TelCom into itself by the resolutions of its board of directors attached hereto as EXHIBIT A, duly adopted on January 22, 2001.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officer on this 22nd day of January, 2001.


                                        MICROCHIP TECHNOLOGY INCORPORATED


                                        By: /s/ Steve Sanghi
                                            ------------------------------------
                                            Steve Sanghi, President and Chief
                                            Executive Officer

                                    EXHIBIT A

                      RESOLUTIONS OF THE BOARD OF DIRECTORS
                                       OF
                        MICROCHIP TECHNOLOGY INCORPORATED
                                JANUARY 22, 2001

                      MERGER OF TELCOM SEMICONDUCTOR, INC.


     WHEREAS, the Corporation lawfully owns all of the outstanding capital stock of TelCom Semiconductor, Inc. ("SUBSIDIARY"), a corporation organized and existing under the laws of Delaware and a wholly-owned subsidiary of the Corporation, and

     WHEREAS, the Corporation desires to merge Subsidiary into itself and to be possessed of all the estate, property, rights, privileges and franchises of Subsidiary (the "MERGER").

     NOW, THEREFORE, BE IT RESOLVED, That the Corporation merge Subsidiary into itself and assume all of Subsidiary's liabilities and obligations; and

     FURTHER RESOLVED, That the President or any Vice-President is hereby authorized and directed to make and execute a Certificate of Ownership and Merger in substantially the form attached hereto as EXHIBIT A, setting forth a copy of the resolutions to merge Subsidiary into the Corporation and to assume all of Subsidiary's liabilities and obligations; and

     FURTHER RESOLVED, That all actions heretofore taken by the officers of the Corporation in connection with the preparation and consummation of the Merger are hereby approved, ratified and confirmed in all respects; and

     FURTHER RESOLVED, That the appropriate officers of the Corporation be, and hereby are, authorized and directed to do or cause to be done such other actions and things as they may deem necessary and proper in order to carry out the Merger and to fully effectuate the purpose of the foregoing resolutions.